                                                                     EXHIBIT 2.2

              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF WORLDCOM, INC.

                                      One

   The name of the Corporation is WorldCom, Inc. (the "Corporation").

                                      Two

   The Corporation shall have perpetual duration.

                                     Three

   The Corporation has been organized as a corporation for profit pursuant to the Georgia Business Corporation Code (the "GBCC"), for the purpose of engaging in any lawful activities whatsoever.

                                      Four

   No holder of shares of capital stock of any class or series of the Corporation or holder of any security or obligation convertible or exchangeable into, or exchangeable for, shares of capital stock of any class or series of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized; provided that this provision shall not (a) prohibit the Corporation from granting, contractually or otherwise, to any such holder the right to purchase additional securities of the Corporation or (b) otherwise limit or modify any rights of any such holder pursuant to any such contract or other grant.

                                      Five

   Section 1. Amendment of Bylaws. The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws, to adopt, amend, alter, repeal or supersede the Bylaws in any respect to the full extent permitted by the GBCC that is not inconsistent with the laws of the GBCC or these Articles of Incorporation; provided that prior to November 23, 2002,
ARTICLE IX, Section 5 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by the adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "CP Covered Bylaws Amendment") without the affirmative vote of the holders of record of (a) a majority of the votes represented by the shares of PCS Group Common Stock then outstanding, voting together as a single class, and (b) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of shareholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment.

   Section 2. Definitions. Certain capitalized terms used in this ARTICLE FIVE without definition have the meanings set forth in ARTICLE SIX, Section 10.

                                      2-1

                                      Six

   Section 1. Authorized Shares; Representation of Equity Value.

   1.1. Authorized Shares. The total number of shares of capital stock which may be issued by the Corporation is 10,000,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:

                                                                            Par Value
      Designation             Class             Series        No. of Shares Per Share
      -----------        ---------------- ------------------- ------------- ---------
"Common Stock".......... Common Stock                         8,220,000,000   $0.01
"Series 2 Common
 Stock"................. Common Stock          Series 2          50,000,000   $0.01
"Series 1 PCS Stock".... PCS Common Stock      Series 1       1,310,000,000   $1.00
"Series 2 PCS Stock".... PCS Common Stock      Series 2         420,000,000   $1.00
"Preferred Stock"....... Preferred Stock  See Section 9 below    75,000,000   $0.01

   The Corporation may designate from time to time (a) classes of common stock and/or preferred stock and (b) series of common stock and/or preferred stock.

   1.2. Representation of Equity Value. The aggregate common equity value of the Corporation and each Business Group shall, at any time, be represented as follows:

   (a) The total common equity value of the Corporation shall be represented by the sum of the outstanding shares of (i) the WorldCom Group Common Stock and
(ii) the PCS Group Common Stock.

   (b) The total common equity value of the WorldCom Group shall be represented by the outstanding shares of the WorldCom Group Common Stock and the total common equity value of the PCS Group shall be represented by the sum of (i) the outstanding shares of the PCS Group Common Stock and (ii) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest.

   Section 2. General Provisions Relating to All Stock.

   2.1. Cumulative Voting. Shareholders of the Corporation shall not be entitled to cumulative voting of their shares in the elections of Directors.

   2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Corporation Common Stock Beneficially Owned by Aliens may be redeemed by the Corporation, by action duly taken by the Board of Directors to the extent necessary or advisable, in the judgment of the Board of Directors, for the Corporation or any of its Subsidiaries to comply with the requirements of
Section 310.

   The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of the Corporation pursuant to any contract or agreement between such Alien and the Corporation:

   (a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to Section 2.2(d); provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Corporation Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

   (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                                      2-2

   (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable;

   (d) the Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the stock certificates representing such shares); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities (or a combination thereof) necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

   (e) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities (or a combination thereof) payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities (or a combination thereof) payable upon redemption of the shares to be redeemed; and

   (f) such other terms and conditions as the Board of Directors shall determine to be equitable; provided that, if (i) any shares of Series 2 PCS Stock or Series 2 Common Stock are redeemed pursuant to this Section 2.2 or
(ii) any shares of Series 1 PCS Stock or Common Stock received by FT, DT or any of their Affiliates in the Merger (including any shares of Series 1 PCS Stock or Common Stock received by FT, DT or any of their Affiliates as a result of a stock-split, stock dividend or similar distribution with respect to such stock) are redeemed pursuant to this Section 2.2, then in each case the redemption price per share of any such stock so redeemed shall be equal to the Market Price of a share of Series 1 PCS Stock or Common Stock, as the case may be, on the Redemption Date.

   Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice.

   2.3. Beneficial Ownership Inquiry. (a) The Corporation may by written notice require a Person that is a holder of record of Corporation Common Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Corporation Common Stock, to certify that, to the knowledge of such Person:

   (i) no Corporation Common Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

   (ii) the number and class or series of shares of Corporation Common Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

   (b) With respect to any Corporation Common Stock identified by such Person in response to Section 2.3(a)(ii) above, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of Section 2.2.

   (c) For purposes of applying Section 2.2 with respect to any Corporation Common Stock, if any Person fails to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 2.3, the Corporation in its sole discretion may presume that the Corporation Common Stock in question is, or is not, Beneficially Owned by Aliens.

                                      2-3

   2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 and to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Corporation Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2.2.

   Section 3. Voting Powers.

   3.1. General. Except as otherwise provided by law or as expressly set forth in ARTICLE FIVE or in this ARTICLE SIX, each share of Corporation Common Stock shall be entitled to vote, as provided in Section 3.2, on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding series of Preferred Stock, the holders of Corporation Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that:

   (a) holders of WorldCom Group Common Stock, voting separately as a class in accordance with Section 3.2(b), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (i) increase or decrease the aggregate number of authorized shares of WorldCom Group Common Stock, (ii) increase or decrease the par value of the shares of WorldCom Group Common Stock or (iii) alter or change the powers, preferences or special rights of the shares of WorldCom Group Common Stock so as to affect them adversely; and

   (b) holders of PCS Group Common Stock, voting separately as a class in accordance with Section 3.2(c), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (i) increase or decrease the aggregate number of authorized shares of PCS Group Common Stock, (ii) increase or decrease the par value of shares of PCS Group Common Stock or (iii) alter or change the powers, preferences or special rights of the shares of PCS Group Common Stock so as to affect them adversely.

   The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in the these Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

   3.2. Number of Votes. (a) On each matter to be voted on by the holders of Corporation Common Stock, voting together as a single class:

   (i) each outstanding share of Common Stock is entitled to one vote;

   (ii) each outstanding share of Series 1 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) (the "PCS Per Share Vote") equal to (x) if the record date for determining shareholders entitled to vote is within 30 Trading Days from the Effective Time, the number of votes determined by multiplying one by a fraction the numerator of which is the Market Value of one share of Series 1 PCS Stock on the record date and the denominator of which is the Market Value of one share of Common Stock on the record date and (y) if the record date for determining shareholders entitled to vote is after 30 Trading Days from the Effective Time, the number of votes determined by multiplying one by the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Common Stock computed as of the tenth Trading Day preceding the record date for determining the shareholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places;

                                      2-4

   (iii) each outstanding share of Series 2 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to ten percent of the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(ii); and

   (iv) each outstanding share of Series 2 Common Stock is entitled to ten percent of one vote.

   (b) On each matter to be voted on by the holders of WorldCom Group Common Stock, voting separately as a class, each outstanding share of Common Stock and Series 2 Common Stock is entitled to one vote.

   (c) On each matter to be voted on by the holders of PCS Group Common Stock, voting separately as a class, each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock is entitled to one vote.

   (d) In addition to the foregoing provisions of this Section 3, (i) if shares of only one class of Corporation Common Stock of the same series is outstanding on the record date for determining the holders of Corporation Common Stock entitled to vote on any matter, then each share of that class and series shall be entitled to one vote and (ii) if any class or any series of Corporation Common Stock votes as a single class with respect to any matter, each share of that class or series shall, for purposes of such vote, be entitled to one vote on such matter.

   Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of the Corporation occurs, then after payment or provision for payment of the debts and other liabilities of the Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Business Group to which such assets are attributed in accordance with ARTICLE SIX, Section 10, divided among such holders in accordance with the per share "Liquidation Units" attributable to each such class or series of stock as follows:

   (a) each share of Common Stock and Series 2 Common Stock is hereby attributed a number of "Liquidation Units" (rounded to the nearest 1/10,000) equal to 1.0 divided by the FON Exchange Ratio; and

   (b) each share of PCS Group Common Stock is hereby attributed a number of "Liquidation Units" (rounded to the nearest 1/10,000) equal to 0.2046.

   The per share "Liquidation Units" of each such class or series of Corporation Common Stock are subject to adjustment as determined by the Board of Directors to be appropriate to reflect equitably (i) any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class or series of Corporation Common Stock or (ii) any dividend or other distribution of shares of such class or series of Corporation Common Stock to holders of shares of such class or series of Corporation Common Stock. Neither the merger nor consolidation of the Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4. Notwithstanding the foregoing, any transaction or series of related transactions which results in the distribution of all or substantially all the assets of the PCS Group (excluding any portion of such assets retained by the Corporation or distributed to holders of WorldCom Group Common Stock in respect of the WorldCom Group Intergroup Interest Fraction) to the holders of the outstanding PCS Group Common Stock by way of the distribution of equity interests in one or more entities that collectively hold, directly or indirectly, all or substantially all of the assets of the PCS Group (including, without limitation, the PCS Group Subsidiary) shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 but shall be subject to ARTICLE SIX, Section 7.2.

   Section 5. Dividends. Dividends payable in cash shall be declared and paid only out of net income or surplus of the Corporation and may be declared and paid upon each class and series of Corporation Common

                                      2-5

Stock, upon the terms with respect to each such class and series, and subject to the limitations provided for in this Section 5 and in ARTICLE SIX, Section 9, as the Board of Directors may determine.

   5.1. Generally. Dividends payable in cash on Corporation Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.

   5.1.1. The holders of the Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Common Stock equivalent on a per share basis to those payable on the Series 2 Common Stock. Dividends on the Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 Common Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 2 Common Stock payable in shares of Series 2 Common Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 Common Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock or Series 2 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Common Stock payable in shares of Common Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Common Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Common Stock or Series 1 PCS Stock, respectively.

   5.1.2. The holders of shares of Series 2 Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 Common Stock equivalent on a per share basis to those payable on the Common Stock. Dividends on the Series 2 Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Common Stock; provided that if the Corporation shall declare and pay any dividend on shares of Common Stock payable in shares of Common Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Common Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Common Stock or Series 1 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 Common Stock payable in shares of Series 2 Common Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 Common Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock or Series 2 PCS Stock, respectively.

   5.1.3. The holders of shares of Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock.

                                      2-6

   5.1.4. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock.

   5.2. Separate Declaration of Dividends. The Board of Directors, in accordance with the applicable provisions of Section 5.1, may at any time declare and pay dividends (a) exclusively on the WorldCom Group Common Stock,
(b) exclusively on the PCS Group Common Stock or (c) on the WorldCom Group Common Stock, on the one hand, and the PCS Group Common Stock, on the other, in equal or unequal per share amounts, notwithstanding the amount of dividends previously declared on each class or series of stock, the respective voting or liquidation rights of each class or series of stock or any other factor.

   5.3. Share Distributions. Subject to this Section 5 and except as permitted by ARTICLE SIX, Sections 7.1 and 7.2, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows:

   (a) dividends or distributions of shares of (i) Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock) and (ii) Series 2 Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock) on shares of (A) Common Stock and (B) Series 2 Common Stock, respectively, as well as on WorldCom Group Preferred Stock;

   (b) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock) and (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for Shares of Series 2 PCS Stock) on shares of (A) Series 1 PCS Stock and (B) Series 2 PCS Stock, respectively, as well as on PCS Group Preferred Stock;

   (c) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock) and (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) on (A) shares of (x) Common Stock and (y) Series 2 Common Stock, respectively, or (B) shares of WorldCom Group Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest required by paragraph (b) of the definition of such term in ARTICLE SIX, Section 10 as a result of such dividend or distribution and (2) the number of shares of PCS Group Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued or any other outstanding Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock; and

                                      2-7

   (d) dividends or distributions of shares of PCS Group Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Preferred Stock) on shares of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest required by paragraph (b) of the definition of such term in ARTICLE SIX, Section 10 as a result of such dividend or distribution and (2) the number of shares of PCS Group Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock.

   For purposes of this Section 5.3, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for WorldCom Group Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) or PCS Group Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

   Section 6. No Dilution or Impairment; Certain Tender Offers.

   6.1. No Dilution or Impairment. (a) No reclassification, subdivision or combination of the outstanding shares of Series 2 Common Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Common Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 2 Common Stock as were represented by the shares of Common Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Common Stock set forth in these Articles of Incorporation, including, without limitation, the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (b) No reclassification, subdivision or combination of the outstanding shares of Common Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 Common Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Common Stock as were represented by the shares of Series 2 Common Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (c) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the

                                      2-8
rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (d) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (e) Without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock or Series 1 PCS Stock) or any reclassification of the Common Stock or Series 1 PCS Stock into any other form of capital stock of the Corporation, whether in whole or in part, each holder of Series 2 Common Stock or Series 2 PCS Stock, as the case may be, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to the Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 Common Stock or Series 2 PCS Stock, as the case may be, held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, or reclassification if such holder had converted its shares of Series 2 Common Stock or Series 2 PCS Stock into Common Stock or Series 1 PCS Stock, respectively, immediately prior to such consolidation, merger or reclassification. The Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Common Stock or Series 1 PCS Stock unless it delivers to the holders of Series 2 Common Stock and Series 2 PCS Stock written notice of its intent to take such action at least ten Business Days before taking such action.

   6.2. Exclusionary Tender Offers. If the Board of Directors shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of the Corporation representing not less than 35 percent of the Voting Power of the Corporation, and the terms of such tender offer do not permit the holders of Series 2 PCS Stock to sell an equal or greater percentage of their shares as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, then each holder of Series 2 PCS Stock shall have the right (but not the obligation) to deliver to the Corporation a written notice requesting conversion of certain shares of Series 2 PCS Stock designated by such holder of Series 2 PCS Stock into Series 1 PCS Stock, upon which delivery each share of Series 2 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock; provided that
(i) unless the Series 2 PCS Stock shall have otherwise been converted into Series 1 PCS Stock pursuant to ARTICLE SIX, Section 7.5 upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by the Corporation to each holder of Series 2 PCS Stock of a notice that such transaction has been abandoned, each share of Series 1 PCS Stock held by a holder of Series 2 PCS Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 PCS Stock, and (ii) only those shares of Series 2 PCS Stock related to shares of Series 1 PCS Stock that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 PCS Stock, pursuant to this
Section 6.2 and the Series 2 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 PCS Stock; provided that if the

                                      2-9

Series 2 PCS Stock has been converted into or redeemed for Series 2 Common Stock pursuant to ARTICLE SIX, Section 7, then the terms "Series 2 Common Stock" and "Common Stock" shall be deemed to replace the terms "Series 2 PCS Stock" and "Series 1 PCS Stock," respectively, in this Section 6.2.

   6.3. Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on November 23, 1998 in Rule 13e-4 under the Exchange
Act) with respect to the Series 1 PCS Stock or the Common Stock unless (i) such tender offer provides for the participation of the holders of Series 2 PCS Stock, on the one hand, or Series 2 Common Stock, on the other hand, on an equal basis with the Series 1 PCS Stock or the Common Stock, respectively, and
(ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 PCS Stock and Series 2 PCS Stock, on the one hand, or Common Stock and Series 2 Common Stock, on the other, in proportion to the number of shares of each such class and series tendered; provided that the terms of this Section 6.3 shall not prevent the Corporation from administering in good faith an "odd-lot" program in connection with such issuer tender offer and shall not apply to customary acquisitions of Corporation Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

   Section 7. Conversion or Redemption of PCS Group Common Stock. Except as otherwise provided in ARTICLE SIX, Sections 2.2 and 6.2, shares of PCS Group Common Stock are (i) subject to conversion or redemption, as the case may be, upon the terms provided in this Section 7 with respect to each class and
(ii) otherwise not subject to conversion or redemption.

   7.1. Conversion or Redemption of PCS Group Common Stock. (a) If the Corporation and/or its Subsidiaries makes a Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets attributed to the PCS Group to one or more persons or entities (other than (i) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to shareholders pursuant to Section 4, (ii) the redemption of the PCS Group Common Stock for the stock of the PCS Group Subsidiary pursuant to Section 7.2, (iii) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (iv) pursuant to a Related Business Transaction), then the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "PCS Group Disposition Date"), either (I) pay a dividend on the PCS Group Common Stock or (II) redeem some or all of the PCS Group Common Stock or convert PCS Group Common Stock into Common Stock and Series 2 Common Stock, as applicable (or another class or series of common stock of the Corporation), in accordance with the following subparagraphs (1) and (2) of this paragraph (a) and, to the extent applicable, in accordance with Section 7.4, as the Board of Directors shall have selected among such alternatives:

   (1) provided that there are funds of the Corporation legally available therefor:

   (A) pay to the holders of the shares of PCS Group Common Stock a dividend, as the Board of Directors shall have declared in accordance with ARTICLE SIX,
Section 5.1, in cash and/or in securities (other than a dividend of Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

   (B) (i) subject to the last sentence of this paragraph (a), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(c) all outstanding shares of PCS Group Common Stock in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition (such aggregate amount to be allocated to shares of Series 1 PCS Stock and Series 2 PCS

                                      2-10

Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock and Series 2 PCS Stock is the same)); or

   (ii) subject to the last sentence of this paragraph (a), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by
Section 7.4(d) the number of whole shares of PCS Group Common Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth Trading Day immediately succeeding the PCS Group Disposition Date closest to the product of the Outstanding PCS Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the PCS Group Disposition Date of the Net Proceeds of such Disposition, in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value in the aggregate equal to such product (such aggregate amount to be allocated to shares of Series 1 PCS Stock and Series 2 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock and Series 2 PCS Stock is the same)); or

   (2) convert each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock as of the Conversion Date provided by Section 7.4(e) into a number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(e)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Series 1 PCS Stock over the period of ten consecutive Trading Days beginning on the sixteenth Trading Day following the PCS Group Disposition Date to the average Market Value of one share of Common Stock (or such other class or series of common stock) over the same ten Trading Day period.

   Notwithstanding the foregoing provisions of this paragraph (a), the Corporation may redeem PCS Group Common Stock as provided by subparagraph
(1)(B)(i) or (1)(B)(ii) of this paragraph (a) only if the amount to be paid in redemption of such stock is less than or equal to the sum of (i) the amount available for the payment of dividends on such shares to be redeemed in accordance with ARTICLE SIX, Section 5 measured as of the Redemption Date and
(ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the Redemption Date.

   (b) For purposes of this Section 7.1:

   (i) as of any date, "substantially all of the properties and assets" attributed to the PCS Group means a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the PCS Group as of such date;

   (ii) in the case of a Disposition of the properties and assets attributed to the PCS Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

   (iii) the Board of Directors may pay any dividend or redemption price referred to in Section 7.1(a) in cash, securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property, regardless of the form or nature of the proceeds of the Disposition; provided that if such payment is made in Voting Securities (other than Corporation Common Stock or other common equity securities of the Corporation) of the Corporation or another entity, holders of Series 2 PCS Stock shall receive Voting Securities with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock.

                                      2-11

   (c) If the payment of the dividend or the redemption price with respect to the PCS Group Common Stock provided for by Section 7.1(a)(1) occurs prior to November 23, 2001, then the Board of Directors may convert each share of Series 1 PCS Stock and Series 2 PCS Stock remaining outstanding, but only as of a Conversion Date (determined as provided by Section 7.4(e) hereof) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(e)) equal to 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(e).

   (d) At any time following November 23, 2001, the Board of Directors may convert each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock, as of the Conversion Date provided by Section 7.4(e), into the number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by Section 7.4(e)) equal to, on the Conversion Date, (i) if following November 23, 2001, but prior to November 23, 2002, 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 7.4(e), or (ii) if on or after November 23, 2002, at such conversion ratio (if any) as the Board of Directors determines to be fair to holders of the PCS Group Common Stock, taken as a separate class, and holders of WorldCom Group Common Stock, taken as a separate class.

   7.2. Redemption of PCS Group Common Stock for Subsidiary Stock. At any time the Board of Directors may redeem all of the outstanding shares of PCS Group Common Stock, on a Redemption Date of which notice is delivered in accordance with Section 7.4(f), in exchange for the number of shares of common stock of one or more wholly-owned subsidiaries of the Corporation (collectively, the "PCS Group Subsidiary") that collectively hold directly or indirectly all of the assets and liabilities attributed to the PCS Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) equal to the product of the Outstanding PCS Fraction and the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such exchange of shares (including any shares of such PCS Group Subsidiary which will be retained by the Corporation in respect of the WorldCom Group Intergroup Interest Fraction), such PCS Group Subsidiary shares to be delivered to the holders of shares of PCS Group Common Stock on the Redemption Date and to be divided among the holders of PCS Group Common Stock pro rata in accordance with the number of shares of PCS Group Common Stock held by each on such Redemption Date, each of which shares of common stock of such PCS Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; provided, however, that

   (a) no such redemption pursuant to this Section 7.2 may occur prior to November 23, 2000, unless such redemption is approved by the affirmative vote of the holders of a majority of shares of PCS Group Common Stock, voting separately as a class in accordance with ARTICLE SIX, Section 3.2(c); and

   (b) holders of shares of Series 2 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock;

and provided further that no such redemption pursuant to this Section 7.2 may occur unless (i) the redemption is tax-free to the holders of PCS Group Common Stock or (ii) such other arrangement exists for the benefit of the holders of PCS Group Common Stock redeemed such that, net of all taxes related to such redemption and

                                      2-12
to such other arrangement itself which are realized by such Shareholders, such Shareholders will be in a position that is substantially equivalent economically to the position such Shareholders would be in after a tax-free distribution described in the immediately preceding clause (i).

   7.3. Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of any class or series of PCS Group Common Stock are converted or redeemed, any share of such class or series of PCS Group Common Stock that is issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

   (a) if the shares of such class or series of PCS Group Common Stock outstanding on such Conversion Date were converted into shares of another class or series of Corporation Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (a)(2) or paragraph (c) or
(d) of Section 7.1, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class or series of PCS Group Common Stock issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

   (b) if the shares of such class or series of PCS Group Common Stock outstanding on such Redemption Date were redeemed pursuant to Section 7.1(a)(1)(B) or Section 7.2, be redeemed, to the extent of funds of the Corporation legally available therefor, for $0.01 per share in cash for each share of such class or series of PCS Group Common Stock issued upon such conversion, exchange or exercise.

   The provisions of this Section 7.3 shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class or series of PCS Group Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

   7.4. Notice and Other Provisions. (a) Not later than the tenth Trading Day following the consummation of a Disposition referred to in Section 7.1(a), the Corporation shall announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of shares outstanding of the PCS Group Common Stock and (iii) the number of shares of PCS Group Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 7.1(a) it has irrevocably determined to take in respect of such Disposition.

   (b) If the Corporation determines to pay a dividend on shares of PCS Group Common Stock pursuant to Section 7.1(a)(1)(A), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to each holder of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as such dividend in respect of the outstanding shares of PCS Group Common Stock, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to

                                      2-13
receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (c) If the Corporation determines to redeem PCS Group Common Stock pursuant to Section 7.1(a)(1)(B)(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) a statement that all shares of PCS Group Common Stock outstanding on the Redemption Date shall be redeemed, (ii) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (vii) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (viii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (ix) a statement to the effect that, except as otherwise provided by paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (d) If the Corporation determines to redeem PCS Group Common Stock pursuant to Section 7.1(a)(1)(B)(ii), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made, on which shares of PCS Group Common Stock shall be selected for redemption, (ii) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the number of shares of PCS Group Common Stock outstanding and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement that the Corporation will not be required to register

                                      2-14
a transfer of any shares of PCS Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of PCS Group Common Stock to be redeemed setting forth (i) the number of shares of PCS Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of PCS Group Common Stock shall be redeemed, (iii) the Redemption Date, (iv) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of PCS Group Common Stock to be redeemed, including details as to the calculation thereof, (v) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (vi) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the stock transfer books of the Corporation after the Redemption Date and (vii) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (e) If the Corporation determines to convert the PCS Group Common Stock pursuant to Section 7.1(a)(2), Section 7.1(c) or Section 7.1(d), as the case may be, the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (i) a statement that all outstanding shares of PCS Group Common Stock shall be converted, (ii) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Common Stock (or Series 2 Common Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of PCS Group Common Stock, including details as to the calculation thereof, (iv) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of stock certificates for shares of Common Stock (or Series 2 Common Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, (v) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Conversion Date and (vii) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (f) If the Corporation determines to redeem shares of PCS Group Common Stock pursuant to Section 7.2, the Corporation shall cause notice to be given to each holder of shares of PCS Group Common Stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) a statement that all shares of PCS Group Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of the PCS Group Subsidiary, (ii) the Redemption Date, (iii) the

                                      2-15

Outstanding PCS Fraction on the date of such notice, (iv) the place or places where stock certificates for shares of PCS Group Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of stock certificates for shares of the PCS Group Subsidiaries, (v) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Redemption Date, (vi) the number of shares of PCS Group Common Stock outstanding and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of the PCS Group Subsidiary upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation. If any shares of Series 2 PCS Stock are outstanding immediately prior to the Redemption Date, then the notice provided to each holder of Series 2 PCS Stock pursuant to this Section 7.4(f) will also indicate that such holders of shares of Series 2 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent to such shares received by holders of Series 1 PCS Stock.

   (g) If less than all of the outstanding shares of PCS Group Common Stock are to be redeemed pursuant to Section 7.1(a)(1), then the shares to be redeemed by the Corporation shall be selected from among the holders of shares of PCS Group Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among each class or series of PCS Group Common Stock (including pro rata among all holders of Series 2 PCS Stock) or, if Series 2 PCS Stock is no longer outstanding, by lot or such other method as may be determined by the Board of Directors of the Corporation to be equitable.

   (h) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of PCS Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 7. If more than one share of PCS Group Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of PCS Group Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence only, "Fair Value" of any fractional share means (i) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

   (i) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of PCS Group Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of PCS Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of PCS Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

                                      2-16

   (j) Before any holder of PCS Group Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such shares of PCS Group Common Stock pursuant to this
Section 7, such holder shall surrender at such place as the Corporation shall specify stock certificates for such shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of stock certificates representing such shares of PCS Group Common Stock deliver to the person for whose account such shares of PCS Group Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 7.4(h), in each case without interest. If less than all of the shares of PCS Group Common Stock represented by any one stock certificate are to be redeemed or converted, then the Corporation shall issue and deliver a new stock certificate for the shares of PCS Group Common Stock not redeemed.

   (k) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of PCS Group Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the stock certificates representing such shares of PCS Group Common Stock as required by Section 7.4(j), to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by
Section 7.4(h) and rights to dividends as provided in Section 7.4(i), in each case without interest. Subject to the next sentence, any holder of a stock certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of PCS Group Common Stock shall not be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which PCS Group Common Stock was converted or redeemed until the surrender as required by this Section 7 of such stock certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the stock certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the stock certificates for PCS Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of PCS Group Common Stock represented by such stock certificates shall have been converted or redeemed, notwithstanding the failure to surrender such stock certificates.

   (l) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of PCS Group Common Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of PCS Group Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

   (m) Neither the failure to mail any notice required by this Section 7.4 to any holder of PCS Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency of any notice given to any other holder of outstanding shares of PCS Group Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

                                      2-17

   (n) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 7 as the Board of Directors shall determine to be appropriate.

   7.5 Automatic Conversion of Series 2 PCS Stock and Series 2 Common Stock.

   7.5.1. Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 PCS Stock or Series 2 Common Stock, as the case may be, is below one percent of the outstanding Voting Power of the Corporation for more than 90 consecutive days, then each outstanding share of Series 2 PCS Stock or Series 2 Common Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Common Stock, respectively, such conversion to take place on the 90th day following the Conversion Trigger Date.

   7.5.2. Certain Transfers. Upon any Transfer of shares of Series 2 PCS Stock or Series 2 Common Stock, as the case may be (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Group Common Stock or Common Stock, respectively, as of the date of such Transfer.

   7.5.3. Exchange of Stock Certificates; Effect of Automatic Conversion of All Series 2 PCS Stock. (a) Immediately upon the conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 Common Stock) into shares of Series 1 PCS Stock (or, if applicable, Common Stock), pursuant to this Section 7 (such shares so converted hereinafter referred to as the "Converted Series Shares"), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 PCS Group Common Stock or Common Stock, as the case may be, issuable upon such conversion (the "Newly Issued Shares"); provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the "Series Conversion Time") and unpaid as of the Series Conversion Time. If the stock transfer books of the Corporation shall be closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

   (b) As promptly as practicable after the Series Conversion Time, upon the delivery to the Corporation of the stock certificates formerly representing Converted Series Shares, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such stock certificates, a stock certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such stock certificates have been converted in accordance with the provisions of this Section 7.5.

   (c) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7.5; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   (d) The Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 PCS Stock, authorized but unissued Common Stock, issued Series 1 PCS Stock held in its treasury and issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Series 2 PCS Stock or Series 2 Common Stock, as the case may be, contemplated hereby, the full number of shares of Series 1 PCS Stock and Common Stock then deliverable upon the conversion of all outstanding shares of

                                      2-18

Series 2 PCS Stock or Series 2 Common Stock, as the case may be, and the full number of shares of Series 2 PCS Stock the Cable Holders are permitted to acquire under the Restructuring Agreement and the Cable Holder Standstill Agreements.

   Section 8. Application of the Provisions of ARTICLE SIX.

   8.1. Certain Determinations of the Board of Directors. In addition to the determinations regarding Preferred Stock to be made by the Board of Directors as provided by Section 9.2, the Board of Directors shall make such determinations (i) with respect to the assets and liabilities to be attributed to the Business Groups (in accordance with the definitions of "PCS Group" and "WorldCom Group" set forth in ARTICLE SIX, Section 10), (ii) with respect to the application of the provisions of this ARTICLE SIX to transactions to be engaged in by the Corporation and (iii) as may be or become necessary or appropriate to the exercise of the powers, preferences and relative, participating, optional and other special rights of the classes or series of Corporation Common Stock, including, without limiting the foregoing, the determinations referred to in the following paragraphs (a), (b), (c) and (d) of this Section 8.1. A record of any such determination shall be filed with the Secretary of the Corporation to be kept with the records of the actions of the Board of Directors.

   (a) Upon any acquisition by the Corporation or its Subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the WorldCom Group or the PCS Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the WorldCom Group or the PCS Group or that an interest therein shall be partly for the benefit of the WorldCom Group and partly for the benefit of the PCS Group and, accordingly, shall be attributed to the WorldCom Group or the PCS Group, or partly to each, in accordance with the definitions of "PCS Group," "WorldCom Group," and "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" set forth in ARTICLE SIX, Section 10.

   (b) Upon any issuance of any shares of PCS Group Common Stock at a time when the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of PCS Group Common Stock so issued should reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest and the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest shall be adjusted accordingly.

   (c) Upon any issuance by the Corporation or any Subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock, if at the time such Convertible Securities are issued the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of PCS Group Common Stock pursuant thereto shall, in whole or in part, reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of the WorldCom Group or the PCS Group and any other relevant factors.

   (d) Upon any redemption or repurchase by the Corporation or any Subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to the WorldCom Group and some of such shares, other securities or debt obligations were attributed to the PCS Group, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the WorldCom Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the PCS Group and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to the WorldCom Group or to the PCS Group.

                                      2-19

   8.2. Sources of Dividends and Distributions; Uses of Proceeds of Share Issuances. Notwithstanding the attribution of properties or assets of the Corporation to the WorldCom Group or the PCS Group as provided in the definitions of such terms in ARTICLE SIX, Section 10, the Board of Directors
(i) may cause dividends or distributions or other payments to the holders of any class or series of Corporation Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Business Group, subject, however, to any contrary term of any class or series of Preferred Stock fixed in accordance with ARTICLE SIX, Section 9, and (ii) may cause the proceeds of issuance of any shares of Corporation Common Stock or any class or series of Preferred Stock, to whichever Business Group attributed in accordance with ARTICLE SIX, Section 10, to be used in the business of, and to be attributed to, either the WorldCom Group or the PCS Group in accordance with the definitions of "PCS Group," "WorldCom Group," and "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" in ARTICLE SIX, Section 10.

   8.3. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 8, the provisions of ARTICLE SIX, Section 10 or any other provision of this ARTICLE SIX, at any time when there are not outstanding both (i) one or more shares of WorldCom Group Common Stock or Convertible Securities convertible into or exchangeable or exercisable for WorldCom Group Common Stock and (ii) one or more shares of PCS Group Common Stock or Convertible Securities convertible into or exchangeable or exercisable for PCS Group Common Stock, the Board of Directors need not (A) attribute any of the assets or liabilities of the Corporation or any of its Subsidiaries to the WorldCom Group or the PCS Group, (B) make any determination required in connection therewith or (C) make any of the determinations otherwise required by this ARTICLE SIX, and in such circumstances the holders of the shares of WorldCom Group Common Stock or PCS Group Common Stock outstanding, as the case may be, shall (unless otherwise specifically provided by these Articles of Incorporation) be entitled to all the voting powers, preferences, optional or other special rights of such classes of Corporation Common Stock without differentiation between the WorldCom Group Common Stock and the PCS Group Common Stock and any provision of this ARTICLE SIX to the contrary shall no longer be in effect or operative and the Board of Directors may cause these Articles of Incorporation to be amended as permitted by law to delete such provisions as are no longer operative or of further effect.

   8.4. Emergency Use of Business Group Assets. Notwithstanding the foregoing provisions of this Section 8 or any other provision of ARTICLE SIX, the Board of Directors may transfer assets or properties from one Business Group to another on such other basis as the Board of Directors shall determine, consistent with its fiduciary duties to the Corporation and the holders of all classes and series of the Corporation Common Stock; provided that the Board of Directors determines (i) that such transfer on such basis should be made to prevent or mitigate material adverse consequences that would fundamentally affect the transferee Business Group, (ii) that the benefit of such transfer on such basis to the transferee Business Group is to materially exceed any adverse effect of such transfer to the transferor Business Group, and (iii) that such transfer on such basis is in the best interest of the Corporation as a whole after giving fair consideration to the potentially divergent interests of the holders of the separate classes of Corporation Common Stock.

   8.5. Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 8 or otherwise in furtherance of the application of this ARTICLE SIX shall be final and binding on all shareholders.

   Section 9. Preferred Stock.

   9.1. General. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

                                      2-20

   9.2. Designation Powers of Board of Directors. The Corporation, acting through its Board of Directors, without action by the shareholders, may, from time to time by resolution and upon the filing of such certificate or articles of amendment as may be required by the GBCC as then in effect, and subject to the provisions of this ARTICLE SIX, create one or more series of Preferred Stock and, with respect to each series, fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series (including, without limitation, the Series B Preferred Stock, the Third Series, the Fifth Series, the Seventh Series and the Eighth Series):

   (a) the number of shares to constitute such series and the distinctive designation thereof;

   (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods"), whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

   (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

   (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

   (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

   (f) the voting power, if any, of the shares of such series; and

   (g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

   9.3. General Rules as to Dividends. Except as expressly set forth in Section 9.9.4, no dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

   9.4. General Rules as to Liquidation. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

   9.5. General Rules as to Redemption. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in ARTICLE SIX, Section 9.2(c) redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in ARTICLE SIX, Section 9.2(c).

                                      2-21

   9.6. Intentionally Omitted.

   9.7. Attribution of Preferred Stock to Groups. As of the Effective Time, the outstanding shares of Third Series, Fifth Series and Series B Preferred Stock shall be attributed entirely to the WorldCom Group and the outstanding shares of the Seventh Series and Eighth Series shall be attributed entirely to the PCS Group. Upon any issuance of any shares of Preferred Stock of any series after the Effective Time, the Board of Directors shall attribute for purposes of this ARTICLE SIX the shares so issued entirely to the WorldCom Group or entirely to the PCS Group or partly to the WorldCom Group and partly to the PCS Group in such proportion as the Board of Directors shall determine and, further, in case of the issuance of shares of Preferred Stock that are exchangeable or exercisable for PCS Group Common Stock, if at the time such shares of Preferred Stock are issued the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all or none) of such shares of Preferred Stock shall reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of the WorldCom Group or the PCS Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof in accordance with ARTICLE SIX, Section 8.1(d). Notwithstanding any such attribution of shares of Preferred Stock to the WorldCom Group or the PCS Group, any dividends or distributions or other payments which are made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional or other special rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Business Group to which such properties or assets are attributed in accordance with the definitions of "WorldCom Group" and "PCS Group" set forth in ARTICLE SIX, Section 10, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional or other special rights of a series of Preferred Stock.

   9.8. Series B Convertible Preferred Stock.

   9.8.1. Designation; Amount and Rank. There shall be 15,000,000 shares of Preferred Stock designated as Series B Preferred Stock. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, Seventh Series, Eighth Series and to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Fifth Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.8.2. Dividends. (a) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared, out of the funds legally available for that purpose, dividends per share of Series B Preferred Stock at the rate of $0.0775 per annum, payable when and as the Board of Directors may determine, in cash, before any dividends shall be set apart for or paid upon the Corporation Common Stock or any stock ranking as to dividends junior to the Series B Preferred Stock (collectively, and for purposes only of this Section 9.8, "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share and shall be payable to holders of record as they appear on the stock transfer books of the Corporation on such

                                      2-22
record dates as shall be fixed by the Board of Directors. The Board of Directors shall not be required to declare any dividends on the Series B Preferred Stock and the failure to declare any such dividends shall not constitute a default or otherwise vest the holders of Series B Preferred Stock with any right, other than the right to receive amounts in respect of accrued but unpaid dividends pursuant to Sections 9.8.3, 9.8.5 and 9.8.7 hereof.

   (b) Dividends on the Series B Preferred Stock shall be cumulative and shall accrue on a daily basis, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock. Accrued but unpaid dividends shall not bear interest.

   (c) Dividends (or amounts equal to accrued and unpaid dividends) payable on the shares of Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months.

   (d) The Corporation shall not set apart for or pay upon the Corporation Common Stock any Extraordinary Cash Dividend unless, at the same time, the Corporation shall have set apart for or paid upon all shares of Series B Preferred Stock an amount of cash per share of Series B Preferred Stock equal to the Extraordinary Cash Dividend that would have been paid in respect of such share if the holder of such share had converted such share into shares of Corporation Common Stock pursuant to Section 9.8.5 immediately prior to the record date for such Extraordinary Cash Dividend.

   "Extraordinary Cash Dividend" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Corporation Common Stock paid during the consecutive 12-month period ending on and including such date exceeds, on a per share of Corporation Common Stock basis, 10% of the average daily closing price of the Corporation Common Stock over such 12-month period.

   9.8.3. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of Junior Stock unless, prior thereto, the holders of the Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (such stock, for purposes only of this Section 9.8, "Senior Stock") or (ii) to the holders of stock ranking on a parity, either as to dividends or upon liquidation, with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation. In the event the assets of the Corporation available for distribution to the holders of the shares of the Series B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and the holders of any shares ranking on a parity with the Series B Preferred Stock, then the holders of all such shares of the Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of such shares of parity stock are entitled were paid in full.

   (b) The merger or consolidation of the Corporation into or with another company, the merger or consolidation of any other company into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 9.8.3.

   9.8.4. Voting. (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to one vote per share with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of 9.8.4(b) below, holders of Series B

                                      2-23

Preferred Stock shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class.

   (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers or terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting , as the case may be, separately as a class. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

   9.8.5. Optional Conversion. (a) Each share of Series B Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and nonassessable shares of Common Stock at the rate of 0.1460868 shares (or an effective initial conversion price of $6.845 per share of Common Stock) of Common Stock for each share of Series B Preferred Stock surrendered for conversion, or at such other rate as may then be effective following adjustment pursuant to Section 9.8.6 hereof (the "Series B Conversion Rate").

   (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 9.8.5(b), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof at the election of the Corporation, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with all applicable rules under the Securities Act, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (A) if the Common Stock is listed on any national securities exchange or NASDAQ, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or NASDAQ (as the case may be) on the date of conversion, (B) if the Common Stock is not so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, or (C) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

   (c) In order to exercise the conversion privilege, the holder of any Series B Preferred Stock to be converted shall surrender his, her or its stock certificate or certificates therefore to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then to the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such stock certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued. If so required by the Corporation, stock certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the stock certificates and notice shall be the conversion date (the "Series B Conversion Date"). As soon as practicable after receipt of such notice and the surrender of the stock certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a stock certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 9.8.5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

   (d) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the

                                      2-24

Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

   (e) Shares of Series B Preferred Stock may not be converted after the close of business on the Business Day preceding the date fixed for redemption of such shares pursuant to Section 9.8.7.

   (f) Upon any such conversion, the Corporation shall pay, out of funds legally available therefor, to the person entitled thereto an amount equal to all accrued but unpaid dividends to, but not including, the Series B Conversion Date in respect of the shares of Series B Preferred Stock surrendered for conversion, which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. In the event the Corporation elects to pay such amount in shares of Common Stock, the number of shares of Common Stock to be issued in respect of unpaid dividends on each share of Series B Preferred Stock surrendered for conversion shall, subject to Section 9.8.5(b), be determined by dividing (x) the total amount of accrued but unpaid dividends to be paid on each such share of Series B Preferred Stock by (y) the Fair Market Value of a share of Common Stock. For purposes hereof, the term "Fair Market Value" shall mean:

   (i) if the Common Stock is listed on any national securities exchange or NASDAQ, the average of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or NASDAQ (as the case may be) for a period of 30 Trading Days prior to the Series B Conversion Date;

   (ii) if the Common Stock is not so listed, on the basis of the average of the mean between the closing bid and asked prices for the Common Stock for each day in the 30 Trading Day period prior to the Series B Conversion Date, as reported by NASDAQ, or its successor; or

   (iii) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

   (g) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

   9.8.6. Adjustment Provisions. (a) In case the Corporation shall at any time
(i) subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event. The adjustment made pursuant to this Section 9.8.6(a) shall become effective immediately after the effective date of the event requiring such adjustment and shall be made by the Board of Directors, whose judgment shall be final, binding and conclusive absent manifest error.

   (b) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made

                                      2-25
whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Series B Conversion Rate then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation or merger or the company purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the stock transfer books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

   (c) In the event that:

   (i) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

   (ii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another company; or

   (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in accordance with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

   (A) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

   (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place.

A notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and a notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be sent by mail, first class, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

   (d) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 9.8.6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Series B Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 9.8.6 except in the case of a combination of shares of a type contemplated in Section 9.8.6(a) and then in no event to a rate less than the Series B Conversion Rate as adjusted pursuant to Section 9.8.6(a).

   (e) Whenever the Series B Conversion Rate shall be adjusted pursuant to this
Section 9.8.6, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock a

                                      2-26
statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 9.8.6(c), such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 9.8.6(c) hereof.

   9.8.7. Redemption. The Corporation shall have the right to redeem shares of Series B Preferred Stock pursuant to the following provisions:

   (a) The Corporation shall not have any right to redeem shares of the Series B Preferred Stock prior to September 30, 2001. Thereafter, the Corporation shall have the right, at its sole option and election, out of funds legally available therefor, to redeem the shares of Series B Preferred Stock, in whole or in part, at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Series B Redemption Price"), whether or not declared, to the redemption date; provided that any amount due in respect of all or any portion of the Series B Redemption Price, including accrued dividends, may be paid in cash or shares of Common Stock as determined by the Board of Directors. In the event the Board of Directors elects to pay any portion of the Series B Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued shall be determined in accordance with the provisions of Section 9.8.5(f).

   (b) If less than all of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors may determine to be fair and proper.

   (c) Notice of any redemption of the Series B Preferred Stock (including notice of whether such redemption shall be paid in cash or shares of Common Stock) shall be mailed at least 30 days, but not more than 60 days, prior to the date fixed for redemption to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. In order to facilitate the redemption of the Series B Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock to be redeemed, or may cause the stock transfer books of the Corporation to be closed for the transfer of the Series B Preferred Stock, not more than 60 days prior to the date fixed for such redemption.

   (d) On the redemption date specified in the notice given pursuant to Section 9.8.7(c), the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, deposit for the pro rata benefit of the holders of the shares of the Series B Preferred Stock so called for redemption, funds in an amount equal to the portion of the Series B Redemption Price, if any, to be paid in cash with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $50,000,000. Any monies so deposited by the Corporation and unclaimed at the end of one (1) year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Series B Redemption Price. Any interest accrued on funds so deposited pursuant to this 9.8.7(d) shall be paid from time to time to the Corporation for its own account.

   (e) Upon the deposit of funds pursuant to Section 9.8.7(d) in respect of shares of the Series B Preferred Stock called for redemption, or, in the event that the Board of Directors elects to pay all or part of the Series B Redemption Price in shares of Common Stock, on the date fixed for redemption, notwithstanding that any stock certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after

                                      2-27
the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series B Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Series B Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the Business Day preceding the redemption date, as provided in Section 9.8.5.

   9.8.8. Reissuance. Shares of Series B Preferred Stock that have been issued and reacquired in any manner including shares purchased, exchanged, redeemed or converted shall not be reissued as shares of Series B Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Georgia have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

   9.9. Series 3 Junior Participating Preferred Stock.

   9.9.1. Designation and Amount. There shall be 1,500,000 shares of Preferred Stock designated as Third Series.

   9.9.2. Dividends. (a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock, or any similar stock ranking prior and superior to the shares of the Third Series with respect to dividends, the holders of shares of the Third Series, in preference to the holders of Common Stock and any shares of stock of the Corporation junior as to dividend rights to the Third Series, entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Third Series Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) the product of the WorldCom Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the WorldCom Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the noncash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all noncash dividends or other distributions other than a dividend payable in shares of WorldCom Group Common Stock, or a subdivision of the outstanding shares of WorldCom Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the WorldCom Group Common Stock since the immediately preceding Third Series Quarterly Dividend Payment Date, or, with respect to the first Third Series Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Third Series.

   (b) As used herein, the WorldCom Group Multiple shall initially be 1,500. In the event the Corporation shall (i) declare any dividend on WorldCom Group Common Stock payable in shares of such stock, (ii) subdivide the outstanding WorldCom Group Common Stock, or (iii) combine the outstanding WorldCom Group Common Stock into a smaller number of shares, then in each such case the WorldCom Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of WorldCom Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of WorldCom Group Common Stock that were outstanding immediately prior to such event.

   (c) The Corporation shall declare a dividend or distribution on the Third Series as provided above in paragraph (a) of this Section 9.9.2 immediately after it declares a dividend or distribution on the WorldCom Group Common Stock (other than a dividend payable in shares of WorldCom Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the WorldCom Group Common Stock during the period between any Third Series Quarterly Dividend Payment Date and the next subsequent Third Series Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Third Series shall nevertheless be payable on such subsequent Third Series Quarterly Dividend Payment Date.

   (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Third Series from the Third Series Quarterly Dividend Payment Date next preceding the date of issue of such shares of Third Series,

                                      2-28
unless the date of issue of such shares of Third Series is prior to the record date for the first Third Series Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Third Series Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Third Series entitled to receive a quarterly dividend and before such Third Series Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Third Series Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Third Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   9.9.3. Voting Rights. The holders of the shares of the Third Series shall be entitled to exercise such voting rights with the holders of Common Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter submitted to a vote of the shareholders at such meeting. Except as otherwise provided herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Third Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. Except as prescribed by law and in addition to the rights provided for in this ARTICLE SIX, at any annual or special meeting of shareholders, each share of the Third Series shall be entitled to a number of votes equal to the product of the WorldCom Group Multiple then in effect times the highest number of votes that any share of WorldCom Group Common Stock entitles its holder to vote at such meeting.

   9.9.4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Third Series as provided in Section 9.9.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Third Series outstanding shall have been paid in full, the Corporation shall not:

   (i) declare or pay dividends (except a dividend payable in WorldCom Group Common Stock and/or any other stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series)) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series;

   (ii) declare or pay dividends on or make any other distribution on any shares of stock of the Corporation on a parity (either as to dividend rights or rights upon liquidation, dissolution or winding up) with the Third Series, except dividends paid ratably on the shares of the Third Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) except as permitted in Section 9.9.4(a)(iv) below, redeem or purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Third Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series; or

   (iv) purchase or otherwise acquire for consideration any shares of the Third Series, or any shares of stock of the Corporation ranking on a parity (either as to dividend rights or rights upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                      2-29

   (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 9.9.4, purchase or otherwise acquire such shares at such time and in such manner.

   9.9.5. Reacquired Shares. Any shares of the Third Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

   9.9.6. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Third Series shall be entitled to receive, in preference to the holders of any shares of stock of the Corporation ranking junior (as to rights upon liquidation, dissolution or winding up) to the Third Series, the greater of (i) $1,000.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared and (ii) an amount per share equal to the product of the WorldCom Group Multiple then in effect times the aggregate amount to be distributed per share to holders of WorldCom Group Common Stock.

   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (as to rights upon liquidation, dissolution or winding up) with the Third Series shall not receive any distributions except for distributions made ratably on the Third Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

   9.9.7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of WorldCom Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Third Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the WorldCom Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of WorldCom Group Common Stock is changed or exchanged.

   9.9.8. Rank. The shares of the Third Series shall rank:

   (a) senior to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Eighth Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to the Series B Preferred Stock, Fifth Series, Seventh Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.9.9. Fractional Shares. Shares of the Third Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Third Series.

                                      2-30

   9.10. Series 5 Preferred Stock.

   9.10.1. Designation; Amount; Stated Value. There shall be 95 shares of Preferred Stock designated as Fifth Series.

   9.10.2. Dividends. The rate of dividends upon shares of the Fifth Series (which shall be cumulative from the date of issue) and the time of payment thereof shall be 6.00% of the stated value of $100,000 per share per annum, payable quarterly on the last days of January, April, July and October in each year.

   9.10.3. Rank. The Fifth Series will, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, Seventh Series, Eighth Series and to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Series B Preferred Stock and with all other classes of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.10.4. Voting Rights. Holders of shares of the Fifth Series will be entitled to one vote for each share held and will be entitled to exercise such voting rights together as a class with the holders of capital stock that have general voting power on all such matters. If no dividends or less than full cumulative dividends on shares of the Fifth Series shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on shares of the Fifth Series shall have cumulated to an amount equal to full cumulative dividends on shares of the Fifth Series for six quarterly dividend periods, the holders of shares of the Fifth Series shall, at all meetings held for the election of Directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on shares of the Fifth Series shall have been paid or declared and set apart for payment, possess voting power, acting alone, to elect the smallest number of Directors constituting a majority of the Directors then to be elected. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

   9.10.5. Non-Convertible. Shares of the Fifth Series shall not be convertible into or exchangeable for stock of any other class or classes of the Corporation.

   9.10.6. Repurchase by the Corporation. Upon six months' prior written notice, the holders of shares of the Fifth Series may tender all and not less than all of the shares of the Fifth Series to the Corporation for purchase at a price per share equal to the stated value of $100,000 per share plus accrued dividends to the date of repurchase by the Corporation (the "Fifth Series Purchase Price"). Upon such proper tender of all shares of the Fifth Series by the holders, the Corporation shall purchase the shares of the Fifth Series at the Fifth Series Purchase Price.

   9.10.7. Tender Procedures. Shares of the Fifth Series will not be deemed tendered unless and until the stock certificate or certificates therefor have been received by the Corporation or the bank or trust company designated for the purpose and, if payment upon acceptance of tender thereof is to be made other than to the record holders, such stock certificate or certificates have been duly endorsed and are in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

                                      2-31

   9.10.8. Redemption. If the holders have not tendered the shares of the Fifth Series to the Corporation for purchase pursuant to Sections 9.10.6 and 9.10.7 by March 14, 2003, then the Corporation shall redeem all of the outstanding shares of the Fifth Series at the Fifth Series Purchase Price on a date set forth in written notice to the holders as the redemption date (the "Fifth Series Redemption Date"). The Corporation shall give notice of such redemption not less than thirty (30) days prior to the Fifth Series Redemption Date, by mail to the holders of record of the outstanding shares at their respective addresses then appearing on the books of the Corporation. At any time before the Fifth Series Redemption Date, the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company to be designated in the notice of redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating $25,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the stock certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected shall, whether or not the stock certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the stock certificates for such shares to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest.

   9.10.9. Cancelled Shares. Shares of the Fifth Series, purchased upon tender or redeemed as herein provided, shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same or any theretofore outstanding series.

   9.10.10. Default. Default by the Corporation in complying with the provisions of Section 9.10.6 or 9.10.8 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Corporation Common Stock (other than a distribution in shares of its Corporation Common Stock) until the Corporation shall have cured such default by depositing the funds necessary therefor in the manner and upon the terms herein provided. The holders of shares of the Fifth Series shall not be entitled to apply to any court of law or equity for a money judgment or remedy on account of any such default other than to restrain the Corporation from the actions specified above upon the Corporation Common Stock until such default shall have been cured.

   9.10.11. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Fifth Series will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the stated value of $100,000 per share, plus an amount equal to cumulative accrued and unpaid dividends to the date of distribution to holders of shares of the Fifth Series. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Fifth Series and any other series of Preferred Stock on a parity with the Fifth Series are not paid in full, the holders of shares of the Fifth Series and such parity stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

   9.11. Series 7 Preferred Stock.

   9.11.1. Designation; Amount; Rank. There shall be 300,000 shares of Preferred Stock designated as Seventh Series. The Seventh Series will, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, the Eighth Series, to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution;

                                      2-32

   (b) on a parity with all other classes of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to the Series B Preferred Stock, the Fifth Series and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.11.2. Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends ("Seventh Series Dividends") payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a "Seventh Series Dividend Payment Date") or, if any such date is not a Business Day, the Seventh Series Preferred Dividends due on such Seventh Series Dividend Payment Date shall be paid on the next succeeding Business Day. Seventh Series Preferred Dividends shall be cumulative and shall accumulate from the date of original issuance of shares of the Seventh Series. Seventh Series Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Seventh Series Preferred Dividends payable for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Seventh Series Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Seventh Series Preferred Dividends are declared. Accrued but unpaid Seventh Series Preferred Dividends shall accumulate as of the Seventh Series Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Seventh Series Preferred Dividends. Before any dividends on the Corporation Common Stock or any other stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

   9.11.3. Conversion. (a) Each holder of shares of Seventh Series may at such holder's option at any time convert any or all of such holder's shares of Seventh Series into (i) if such holder is a Cable Holder, shares of Series 2 PCS Stock and Series 2 Common Stock, and (ii) if such holder is not a Cable Holder, shares of Series 1 PCS Stock and Common Stock. All references herein to shares of Series 2 PCS Stock and Series 2 Common Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 PCS Stock and Common Stock, respectively, if the holder of such Seventh Series is not a Cable Holder. Shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of (i) Series 2 PCS Stock as is equal to the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Seventh Series Initial Conversion Price (as adjusted from time to time, the "Seventh Series Conversion Price") and (ii) Series 2 Common Stock as is equal to 0.116025 (the "Common Stock Conversion Rate") times the number of shares of Series 2 PCS Stock received in connection with (i) immediately above. In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

                                      2-33

   (b) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Seventh Series Preferred Dividends shall be entitled to receive the Seventh Series Preferred Dividends payable on those shares of Seventh Series on the corresponding Seventh Series Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Seventh Series Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Seventh Series Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 PCS Stock issued upon conversion.

   (c) Conversion of shares of Seventh Series may be effected by delivering stock certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such stock certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a stock certificate or certificates representing the number of whole shares of Series 2 PCS Stock and Series 2 Common Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any stock certificate, the Corporation shall issue and deliver to the converting holder a new stock certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 PCS Stock or Series 2 Common Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Seventh Series Conversion Price in effect on the date of such surrender.

   (d) No fraction of a share of Series 2 Common Stock or Series 2 PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 PCS Stock or Common Stock, as applicable. For the purposes of this subparagraph, the market value of a share of Series 1 PCS Stock or Common Stock shall be the Closing Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.

   (e) The Seventh Series Conversion Price in effect at any time shall be subject to adjustment as follows:

   (i) If the Corporation shall: (A) pay a dividend on the PCS Group Common Stock in shares of PCS Group Common Stock; (B) subdivide the outstanding shares of PCS Group Common Stock into a greater number of shares; (C) combine the outstanding shares of PCS Group Common Stock into a smaller number of shares; (D) pay a dividend on the PCS Group Common Stock in shares of its capital stock (other than PCS Group Common Stock); or (E) issue any shares of its capital stock by reclassification of the shares of PCS Group Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 9.11.3(e)(viii)), then the Seventh Series Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of PCS Group Common Stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such

                                     2-34
adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 9.11.3(e)(vi) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

   (ii) If the Corporation shall issue rights or warrants to the holders of the PCS Group Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of PCS Group Common Stock (or PCS Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Seventh Series Conversion Price of the right or warrant to purchase such PCS Convertible Securities, computed on the basis of the maximum number of shares of PCS Group Common Stock issuable upon conversion of such PCS Convertible Securities) less than the Current Market Price per share on the Determination Date, the Seventh Series Conversion Price shall be adjusted by multiplying the Seventh Series Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of PCS Group Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of PCS Group Common Stock so offered (or the aggregate initial conversion price of the PCS Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such PCS Convertible Securities) to holders of PCS Group Common Stock (and to holders of PCS Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (ii) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of PCS Group Common Stock outstanding on such record date plus the number of additional shares of PCS Group Common Stock so offered for subscription or purchase (or into which the PCS Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (ii) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; however, to the extent that shares of PCS Group Common Stock (or PCS Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase PCS Convertible Securities which have been exercised, if all of the shares of PCS Group Common Stock issuable upon conversion of such PCS Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Seventh Series Conversion Price shall be readjusted to the Seventh Series Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or PCS Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such PCS Convertible Securities).

   For purposes of this paragraph (ii) the number of shares of PCS Group Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all PCS Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (ii) is being applied) equal to or less than the Current Market Price per share of PCS Group Common Stock on the applicable Determination Date, if all of such PCS Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors.

   (iii) If the Corporation shall distribute to the holders of PCS Group Common Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 9.11.3(e)(i) and distributions of rights or warrants referred to in Section 9.11.3(e)(ii) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are PCS Extraordinary Cash Dividends), the Seventh Series Conversion Price shall be adjusted by multiplying the Seventh Series Conversion Price in effect immediately prior to the record date for the determination of shareholders entitled to

                                      2-35
receive such distribution by a fraction, of which the numerator shall be the number of shares of PCS Group Common Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors) on such record date of the evidences of indebtedness, assets (including PCS Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of PCS Group Common Stock (and to the holders of PCS Convertible Securities referred to below if the distribution to which this paragraph (iii) applies is also being made to such holders), and of which the denominator shall be the number of shares of PCS Group Common Stock outstanding on such record date multiplied by such Current Market Price. For purposes of this paragraph (iii), the number of shares of PCS Group Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all PCS Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (iii) is being applied) equal to or less than the Current Market Price per share of PCS Group Common Stock on the applicable Determination Date, if all of such PCS Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

   For purposes of this paragraph (iii), the term "PCS Extraordinary Cash Dividend" means any cash dividend with respect to the PCS Group Common Stock the amount of which, together with the aggregate amount of cash dividends on the PCS Group Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the PCS Group Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the PCS Group Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Seventh Series Conversion Price was previously made under this paragraph
(iii)) equals or exceeds on a per share basis 5% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be a PCS Extraordinary Cash Dividend.

   The adjustment pursuant to the foregoing provisions of this paragraph (iii) shall be made successively whenever any distribution to which this paragraph
(iii) applies is made, and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

   (iv) If this Section 9.11.3(e) requires adjustments to the Seventh Series Conversion Price under more than one of clause (D) of the first sentence of paragraph (i), paragraph (ii) or paragraph (iii), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph
(i), second the provisions of paragraph (iii) and, third, the provisions of paragraph (ii).

   (v) No adjustment in the Seventh Series Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 9.11.3(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                                      2-36

   (vi) In any case in which this Section 9.11.3(e) shall require that an adjustment in the Seventh Series Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event (x) issuing to the holder of shares of the Seventh Series the PCS Group Common Stock, if any, issuable upon such conversion over and above the shares of PCS Group Common Stock, if any, issuable upon such conversion on the basis of the Seventh Series Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder would be entitled pursuant to Section 9.11.3(d); provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional PCS Group Common Stock and such cash upon the occurrence of the event requiring such adjustment.

   (vii) If the Corporation consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding PCS Group Common Stock, or the PCS Group Common Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder's stock certificate representing shares of the Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the stock certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of PCS Group Common Stock purchasable upon conversion of the holder's Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of PCS Group Common Stock failed to exercise any rights of election with respect thereto, and received per share the kind and amount of securities, cash or other assets received per share of PCS Group Common Stock by a plurality of the nonelecting shares of PCS Group Common Stock); and in any such case, if necessary, the provisions set forth in this Section 9.11.3(e) with respect to the rights and interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder's Seventh Series. The subdivision or combination of the PCS Group Common Stock at any time outstanding into a greater or lesser number of shares of PCS Group Common Stock shall not be deemed to be a reclassification of the PCS Group Common Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations under this Section 9.11. The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this Section 9.11.3(e), as it shall in its sole discretion determine to be advisable.

   (viii) Subject to Section 9.11.3(e)(v) and to the remaining provisions of this Section 9.11.3(e)(viii), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this Section 9.11.3(e) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

                                      2-37

   Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the PCS Group Common Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred Stock Condition" will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Seventh Series Liquidation Preference on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the amount of shares of the Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive Trading Days ending on the third Trading Day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause
(x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no liquidation preference as a result of the above formula.

   (ix) If the Corporation effects a PCS Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the PCS Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the PCS Spin Off Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Seventh Series Liquidation Preference of a share of Seventh Series on the effective date of the PCS Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the number (or fraction) of PCS Spin Off Securities that would have been receivable upon such PCS Spin Off by a holder of the number of shares of PCS Group Common Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the PCS Spin Off and the average of the daily Closing Prices of the PCS Spin Off Securities for the period of ten consecutive Trading Days commencing on the tenth Trading Day following the effective date of the PCS Spin Off, divided by
(y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of PCS Group Common Stock and other securities or property (other than PCS Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the PCS Spin Off following conversion thereof immediately prior to the effective date of the PCS Spin Off (such fair value to be determined in the case of PCS Group Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred

                                      2-38

Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no liquidation preference as a result of the above formula. From and after the effective date of such PCS Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such PCS Spin Off Securities.

   (f) With respect to the WorldCom Group Common Stock to be issued in accordance with ARTICLE SIX, Section 9.11.3(a)(ii), the Board of Directors will adjust the Common Stock Conversion Rate so that the amount of WorldCom Group Common Stock to be so issued will not be diluted as a result of the events described in Section 9.11.3(e), if such events were to occur with respect to the WorldCom Group Common Stock.

   (g) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Corporation Common Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Corporation Common Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   9.11.4. Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other Junior Stock, the sum of $1,000 per share (the "Seventh Series Liquidation Preference"), plus in each case any accumulated and unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock register of the Corporation, at least 20 Business Days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this Section 9.11.4 or any defect therein shall not affect the legality or validity of any such action.

   9.11.5. Redemption. (a) General. Except as provided below and in Section 9.11.5(h), the Seventh Series shall not be redeemed by the Corporation prior to November 23, 2001. The Corporation may at its option redeem the Seventh Series in whole or in part after November 23, 2001, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the Seventh Series Liquidation Preference per share of Seventh Series, plus any accumulated and unpaid dividends (whether or not declared) up to but excluding such redemption date. In connection with a PCS Spin Off or a Redemption Event, the Corporation may, at its option, redeem the Seventh Series in whole after November 23, 2000, and before November 23, 2001, upon at least thirty days prior notice, at a redemption price equal to the Seventh Series Premium Price per share of Seventh Series, plus any accumulated and unpaid dividends (whether or not

                                      2-39
declared) up to but excluding such redemption date, which redemption shall be deemed effective immediately prior to the consummation of the PCS Spin Off or the Redemption Event. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Common Stock and Series 1 PCS Stock, on the one hand, or Series 2 Common Stock and Series 2 PCS Stock, on the other hand. Shares of Seventh Series so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of Seventh Series.

   (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a Business Day, on the first Business Day thereafter) (subject to extension as provided in the last sentence of this Section 9.11.5(b), the "Mandatory Redemption Date"), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors, shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued but unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (i) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and
(ii) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (A) November 23, 2008, and (B) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

   (c) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

   (i) the redemption date;

   (ii) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

   (iii) the redemption price;

   (iv) the place or places where stock certificates for such shares are to be surrendered for redemption;

   (v) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be

                                      2-40
redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the redemption price plus such full cumulative dividends accrued and unpaid thereon;

   (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

   (vii) the then effective Seventh Series Conversion Price (as determined under Section 9.11.3); and

   (viii) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

   (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the stock certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such stock certificate are redeemed, a new stock certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

   (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of stock certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

   (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to Section 9.11.5(e) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any stock certificates for such shares shall not have been surrendered in accordance with Section 9.11.5(d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding; (ii) the rights to receive dividends thereon shall cease to accrue; and (iii) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no stock certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

   (g) Restrictions on Redemption and Purchase. Notwithstanding any provision of this Section 9.11.5(g) to the contrary, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and

                                      2-41
until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (i) by conversion into or exchange for stock ranking junior as to dividends or (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

   (h) The Corporation shall redeem the Seventh Series in whole or in part in accordance with and to the extent required by Section 6.6 of the Restructuring Agreement. With respect to any such redemption, (i) the provisions of Section 9.11.5(c) and Section 9.11.5(e) shall not apply and (ii) the restriction on rights in Section 9.11.5(f) shall apply.

   9.11.6. Advance Notice of Certain Transactions. If the Corporation: (i) takes any action which would require any adjustment to the Seventh Series Conversion Price, the Common Stock Conversion Rate or the number of shares issuable upon a conversion of the Seventh Series; (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another person or entity, and any shareholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds-up, then, in any such event, the Corporation shall give to the holders of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for and the anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Seventh Series Conversion Price, the Common Stock Conversion Rate or the number of shares issuable upon a conversion of the Seventh Series. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of PCS Group Common Stock or WorldCom Group Common Stock.

   9.11.7. Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Common Stock, Series 2 Common Stock, Series 1 PCS Stock and Series 2 PCS Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of Corporation Common Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

   9.11.8. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock, (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock, and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

   9.11.9. Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of

                                      2-42
the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of these Articles of Incorporation or of any amendment hereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (a) the creation, issuance, or increase in the amount of authorized shares of any series of Preferred Stock nor (b) the consummation of any transaction described in Section 9.11.3 in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such Section 9.11.3 will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

   On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of shares of WorldCom Group Common Stock and PCS Group Common Stock into which such share of Seventh Series could be converted if the requirements for conversion under Section 9.11.3(c) had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

   9.12. Series 8 Junior Participating Preferred Stock.

   9.12.1. Designation and Amount. There shall be 1,250,000 shares of Preferred Stock designated as Eighth Series.

   9.12.2. Dividends.

   (a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock, or any similar stock ranking prior and superior to the shares of the Eighth Series with respect to dividends, the holders of shares of the Eighth Series, in preference to the holders of Corporation Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Eighth Series (for purpose only of this Section 9.12 and collectively with the Corporation Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Eighth Series Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 and (b) the product of the PCS Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the PCS Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the noncash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of PCS Group Common Stock, or a subdivision of the outstanding shares of PCS Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the PCS Group Common Stock since the immediately preceding Eighth Series Quarterly Dividend Payment Date, or, with respect to the first Eighth Series Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Eighth Series.

   (b) As used herein, the PCS Group Multiple shall initially be 1,000. In the event the Corporation shall (i) declare any dividend on PCS Group Common Stock payable in shares of PCS Group Common Stock, (ii) subdivide the outstanding PCS Group Common Stock, or (iii) combine the outstanding PCS Group Common Stock into a smaller number of shares, then in each such case the PCS Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of PCS Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of PCS Group Common Stock that were outstanding immediately prior to such event.

                                      2-43

   (c) The Corporation shall declare a dividend or distribution on the Eighth Series as provided above in paragraph (a) of this Section 9.12.2 immediately after it declares a dividend or distribution on the PCS Group Common Stock (other than a dividend payable in shares of PCS Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the PCS Group Common Stock during the period between any Eighth Series Quarterly Dividend Payment Date and the next subsequent Eighth Series Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Eighth Series shall nevertheless be payable on such subsequent Eighth Series Quarterly Dividend Payment Date.

   (d) Dividends shall begin to accrue and are cumulative on outstanding shares of Eighth Series from the Eighth Series Quarterly Dividend Payment Date next preceding the date of issue of such shares of Eighth Series, unless the date of issue of such shares of Eighth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Eighth Series Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Eighth Series entitled to receive a quarterly dividend and before such Eighth Series Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Eighth Series Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Eighth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   9.12.3. Voting Rights. Except as prescribed by law and in addition to the rights provided for in this ARTICLE SIX, the holders of the shares of the Eighth Series shall be entitled to vote at any annual or special meeting of the shareholders, for each share of Eighth Series, a number of votes equal to the product of the PCS Group Multiple then in effect times the highest number of votes that each share of PCS Group Common Stock entitles its holder to vote at such meeting of shareholders. The holders of the shares of the Eighth Series shall be entitled to exercise such voting rights with the holders of Series 1 PCS Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter submitted to a vote of the shareholders at such meeting. Except as otherwise provided herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Eighth Series and the holders of Corporation Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

   9.12.4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Eighth Series as provided in Section 9.12.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Eighth Series outstanding shall have been paid in full, the Corporation shall not:

   (i) declare or pay dividends (except a dividend payable in PCS Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

   (ii) declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) (for purposes only of this Section 9.12, "Parity Stock") with the shares of the Eighth Series, except dividends paid ratably on the shares of the Eighth Series and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) redeem or purchase or otherwise acquire for consideration any shares of Parity Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such Parity Stock in exchange for shares of Junior Stock; or

                                      2-44

   (iv) purchase or otherwise acquire for consideration any shares of the Eighth Series, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 9.12.4(a), purchase or otherwise acquire such shares at such time and in such manner.

   9.12.5. Reacquired Shares. Any shares of the Eighth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

   9.12.6. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Eighth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, and (b) an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount to be distributed per share to holders of PCS Group Common Stock.

   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Parity Stock shall not receive any distributions except for distributions made ratably on the Eighth Series and all other such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

   9.12.7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of PCS Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Eighth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of PCS Group Common Stock is changed or exchanged.

   9.12.8. Ranking. The shares of the Eighth Series shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Eighth Series shall rank on a parity with the Third Series as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors from creating any additional series of Preferred Stock or any Parity Stock.

   9.12.9. Fractional Shares. Shares of the Eighth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Eighth Series.

   Section 10. Definitions. For purposes of ARTICLE FIVE and ARTICLE SIX of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 10, a "contribution" or "transfer" of assets or properties from one Business Group to another

                                      2-45
refers to the reattribution of such assets or properties from the contributing or transferring Business Group to the other Business Group and correlative phrases have correlative meanings.

   "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

   "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

   "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

   "Articles of Incorporation" means the Third Amended and Restated Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

   "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

   "Average Trading Price" of a share of any class or series of capital stock of the Corporation on any day means the average Closing Price of such capital stock determined over the 20 Trading Days immediately preceding the date of such determination; provided that for purposes of this definition only, in determining the "Closing Price" of a share of any class or series of capital stock for such 20 Trading Day period, (i) the "Closing Price" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Closing Price" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own", "Beneficial Ownership" and "Beneficially Owned"), with respect to any securities, means any Person which:

   (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

   (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

   (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof);

                                      2-46
provided that prior to the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in ARTICLE SIX, Section 7.5.5), a holder of Series 2 PCS Stock or Series 2 Common Stock shall not be deemed to Beneficially Own the shares of Series 1 PCS Stock or Common Stock issuable upon conversion thereof; provided, further that any shares of Series 1 PCS Stock and Common Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Day" means any day other than a day on which commercial banks in the City of New York are required or authorized by law to be closed.

   "Business Group" means, as of any date, the WorldCom Group or the PCS Group, as the case may be.

   "Bylaws" means the Restated Bylaws of the Corporation, as amended or supplemented from time to time.

   "Cable Holder" means any of:

   (a) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation;

   (b) any Affiliate of an entity identified in clause (a) of this definition;

   (c) any successor (by operation of law or otherwise) of an entity identified in clauses (a) or (b) of this definition so long as such successor remains an Affiliate of an entity identified in clause (a) or (b);

   (d) any entity controlled by two or more entities identified in clauses (a) through (c) of this definition or this clause (d) even if such entity is not considered an Affiliate of any individual entity so identified; and

   (e) for purposes of ARTICLE SIX, Section 7.5.2 only, with respect to any Transfer of shares of Series 2 PCS Stock, the transferee of such shares if (i) at the time of such Transfer, the transferor was a Cable Holder under any of clauses (a) through (d) of this definition, (ii) after giving effect to such Transfer, the transferee was an Associate of the transferor, (iii) immediately prior to such Transfer, the transferee was identified in writing by the transferor as a "Cable Holder" under this clause (e), and (iv) the transferor and transferee satisfied the conditions set forth in Section 2.4 of the applicable Cable Holder Standstill Agreement.

   "Cable Holder Standstill Agreements" means the Standstill Agreements, dated as of May 26, 1998, by and between Sprint and each of certain Cable Holders, and any Standstill Agreements in the form thereof entered into from time to time between Sprint and certain transferee Affiliates and Associates of such Cable Holders.

   "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price on NASDAQ or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

                                     2-47

   "Common Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Control" means, with respect to a Person or Group, any of the following:

   (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

   (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

   "Conversion Date" means the date fixed by the Board of Directors as the effective date for the conversion of shares of PCS Group Common Stock into shares of WorldCom Group Common Stock as shall be set forth in the notice to holders of shares of PCS Group Common Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock required pursuant to ARTICLE SIX, Section 7.4(e).

   "Converted Series Shares" has the meaning set forth in ARTICLE SIX, Section 7.5.3.

   "Converted Votes" means, on any particular day, (i) in the case of a share of Series 2 PCS Stock, the applicable PCS Per Share Vote a share of Series 1 PCS Group Common Stock would have had if the computation described in Section 3.2(a)(ii) had occurred on such day and (ii) in the case of a share of Series 2 Common Stock, one vote per share.

   "Convertible Securities" at any time means any securities of the Corporation or of any Subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

   "Corporation" has the meaning set forth in ARTICLE ONE.

   "Corporation Common Stock" means the Common Stock, the Series 2 Common Stock, the Series 1 PCS Stock and the Series 2 PCS Stock.

   "Current Market Price", on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 PCS Stock for the shortest of:

   (a) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

   (b) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

   (c) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of ARTICLE SIX, Section 9.11.3(e)(i),
Section 9.11.3(e)(ii) or Section 9.11.3(e)(iii), and ending on the last full Trading Day before such Determination Date.

   If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of ARTICLE SIX, Section 9.11.3(e)(i)(D), Section 9.11.3(e)(ii) or Section 9.11.3(e)(iii) (the

                                     2-48

"Preceding Adjustment Event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such Preceding Adjustment Event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 PCS Stock in such Preceding Adjustment Event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses (A), (B), (C) or (D) of the first sentence of ARTICLE SIX, Section 9.11.3(e)(i) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 PCS Stock during such period.

   For purposes of ARTICLE SIX, Section 9.11, the Current Market Price of a share of Series 2 PCS Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 PCS Stock as of such Determination Date.

   "Determination Date" for any issuance of rights or warrants or any distribution to which ARTICLE SIX, Section 9.11.3(e)(i) or 9.11.3(e)(ii) applies, means the earlier of (a) the record date for the determination of shareholders entitled to receive the rights or warrants or the distribution to which such Section applies and (b) the Ex-Dividend Date for such right, warrants or distribution.

   "Director" means a member of the Board of Directors.

   "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

   "DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

   "Effective Time" has the meaning set forth in the Merger Agreement.

   "Eighth Series" means the Series 8 Junior Participating Preferred Stock of the Corporation.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

   "Exchange Preferred Stock" means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (a) the liquidation preference will be determined as provided in ARTICLE SIX,
Section 9.11.3(e)(vii) or Section 9.11.3(e)(viii), as applicable, (b) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and
(c) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (i) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (ii) in the case of a PCS Spin Off, the PCS Spin Off Securities.

   "Ex-Dividend Date" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of ARTICLE SIX, Section 9.11.3(e)(i), Section 9.11.3(e)(ii) or
Section 9.11.3(e)(iii) applies in the over-the-counter market or on the principal exchange on which the Series 1 PCS Stock is then quoted or listed.

                                      2-49

   "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Board of Directors.

   "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

   "FCC" means the United States Federal Communications Commission.

   "Fifth Series" means the Series 5 Preferred Stock of the Corporation.

   "FON Exchange Ratio" has the meaning set forth in the Merger Agreement.

   "FT" means France Telecom SA, a societe anonyme formed under the laws of France.

   "GBCC" has the meaning set forth in ARTICLE THREE.

   "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

   "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

   "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

   "Market Price" means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to, (a) in the case of a share of Series 2 Common Stock, the Market Price of a share of Common Stock and (b) in the case of a share of Series 2 PCS Stock, the Market Price of a share of Series 1 PCS Stock. The Market Price of (i) any options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 Common Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exchangeable or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 Common Stock and (ii) any options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 PCS Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 1 PCS Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 PCS Stock.

                                      2-50

   "Market Value" of a share of any class or series of capital stock of the Corporation on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and ask prices of a share of such class or series on such Trading Day, in either case as reported on the NYSE Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on NASDAQ or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Board of Directors or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period:

   (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution; and

   (ii) the "Market Value" of any share of capital stock on any day prior to
(A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "MCI WorldCom" means MCI WORLDCOM, Inc., a Georgia corporation.

   "Merger" means the merger of Sprint with and into MCI WorldCom, as provided for by the Merger Agreement.

   "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of March 8, 2000, by and between MCI WorldCom and Sprint.

   "Mirror Preferred Stock" means convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities and (b) in the case of a PCS Spin Off, the issuer of the applicable PCS Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in ARTICLE SIX, Section 9.11.3(e)(vii) or Section 9.11.3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or PCS Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (A) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (B) in the case of a PCS Spin Off, in such PCS Spin Off had such share of Seventh Series been converted immediately prior to the record date for such PCS Spin Off.

                                      2-51

   "NASDAQ" means The Nasdaq National Market.

   "Net Proceeds" means, as of any date with respect to any Disposition of any of the properties and assets attributed to the PCS Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the WorldCom Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to ARTICLE SIX, Section 7.1(a)(1)(A) or (B), (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to the PCS Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the PCS Group. For purposes of this definition, any properties and assets attributed to the PCS Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

   "Newly Issued Shares" has the meaning set forth in ARTICLE SIX, Section
7.5.3.

   "NYSE" means the New York Stock Exchange, Inc.

   "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" means, as of the Effective Time, a number, determined at the Effective Time, equal to the "Number of Shares Issuable With Respect To The FON Group Intergroup Interest", as such term was defined in the Sprint Articles; provided, however that such number shall from time to time thereafter be:

   (a) adjusted, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Group Common Stock or any dividend or other distribution of shares of PCS Group Common Stock to holders of shares of PCS Group Common Stock or any reclassification of PCS Group Common Stock;

   (b) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (i) the number of shares of PCS Group Common Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as determined by the Board of Directors pursuant to paragraph (c) of this definition) in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, (ii) the number of shares of PCS Group Common Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, (iii) the number of shares of PCS Group Common Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, as the case may be, (iv) the number of shares of PCS Group Common Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, as the case may be, (v) the quotient of (A) the aggregate Fair Value of any PCS Group Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Preferred Stock) issued by the Corporation as a dividend or other distribution (including in connection with any classification or exchange of shares) to holders of WorldCom Group Common Stock or WorldCom Group Preferred Stock, as the case may be, divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of issuance of such PCS Group Preferred Stock (or Convertible Securities) or (vi) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the PCS Group to the WorldCom Group in consideration for a reduction in the Number

                                      2-52

Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of such transfer; and

   (c) increased by (i) the number of outstanding shares of PCS Group Common Stock repurchased by the Corporation for consideration that had been attributed to the WorldCom Group, (ii) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the Fair Value of properties or assets (including cash) theretofore attributed to the WorldCom Group that are contributed, by action of the Board of Directors, to the PCS Group in consideration of an increase in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of such contribution and (iii) the number of shares of PCS Group Common Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "WorldCom Group";

provided, further, that the Board of Directors may make such subsequent changes to the calculations made pursuant to subparagraphs (a), (b) and (c) immediately above as may be required for purposes of accurately determining such number.

   "Optional Conversion Ratio" as of any date means the ratio of the Average Trading Price of a share of Series 1 PCS Stock to the Average Trading Price of a share of Common Stock; provided that such ratio would be determined over a 60-Trading Day period if the 20-Trading Day period normally used to determine the Average Trading Price is less than 90% of such ratio as determined over a 60-Trading Day period.

   "Outstanding PCS Fraction," as of any date, means the fraction the numerator of which shall be the number of shares of PCS Group Common Stock outstanding on such date and the denominator of which shall be the sum of (a) the number of shares of PCS Group Common Stock outstanding on such date and (b) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest on such date. A statement setting forth the Outstanding PCS Fraction as of the record date for the payment of any dividend or distribution on PCS Group Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than fifteen Business Days after such date.

   "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of
Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

   "PCS Group Common Stock" means the Series 1 PCS Stock and the Series 2 PCS Stock.

   "PCS Convertible Securities" means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for PCS Group Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire PCS Group Common Stock.

   "PCS Exchange Ratio" has the meaning set forth in the Merger Agreement.

   "PCS Group" means as of any date from and after November 23, 1998:

   (a) the interest on such date of the Corporation and any of its Subsidiaries in any of the following Persons or any of their respective Subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) (the "PCS Group Companies") and the corresponding interests in their respective assets and liabilities and the businesses conducted by such entities: SWV Six, Inc.; SWV One, Inc.; SWV Two, Inc.; SWV Three, Inc.; SWV Four, Inc.; SWV Seven, Inc.; SWV Eight, Inc.; SWV One Telephony Partnership; SWV Two Telephony Partnership; SWV Three Telephony Partnership; Sprint Enterprises, L.P.; MinorCo, L.P.; Sprint Spectrum Holding

                                      2-53

Company, L.P.; American PCS, L.P.; Cox Communications PCS, L.P.; NewTelco, L.P.; Sprint Spectrum L.P.; American Personal Communications Holdings, Inc.; American PCS Communications, LLC; APC PCS, LLC; APC Realty and Equipment Company, LLC; Sprint Spectrum Finance Corporation; Sprint Spectrum Equipment Company, L.P.; Sprint Spectrum Realty Company, L.P.; WirelessCo, L.P.; SWV Five, Inc.; PhillieCo Partners I, L.P.; PhillieCo Partners II, L.P.; PhillieCo Sub, L.P.; PhillieCo., L.P.; PhillieCo Equipment & Realty Company, L.P.; SprintCom, Inc.; SprintCom Equipment Company L.P.; PCS Leasing Co., L.P.; Cox PCS Assets, L.L.C.; and Cox PCS License, L.L.C.; and any other Person attributed to the "PCS Group" as such term was defined in the Sprint Articles.

   (b) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the PCS Group, whether or not such assets or liabilities are or were also assets or liabilities of any of the PCS Group Companies;

   (c) all properties and assets transferred to the PCS Group from the WorldCom Group (other than a transaction pursuant to paragraph (d) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the WorldCom Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIX;

   (d) all properties and assets transferred to the PCS Group from the WorldCom Group in connection with an increase in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest; and

   (e) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside of the ordinary course of business and attributed to the PCS Group, as determined by the Board of Directors as contemplated by ARTICLE SIX, Section 8.1(a); provided that:

   (i) from and after the payment date of any dividend or other distribution with respect to shares of PCS Group Common Stock (other than a dividend or other distribution payable in shares of PCS Group Common Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable In Respect Of The WorldCom Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in clause (ii) of this proviso), the PCS Group shall no longer include an amount of assets or properties previously attributed to the PCS Group of the same kind as so paid in such dividend or other distribution with respect of shares of PCS Group Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (A) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of PCS Group Common Stock declared and (B) a fraction the numerator of which is equal to the WorldCom Group Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding PCS Fraction in effect on the record date for such dividend or distribution (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the WorldCom Group in accordance with the definition of "WorldCom Group"); and

   (ii) if the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Group Common Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIX (other than PCS Group Common Stock), there shall be excluded from the PCS Group an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Group Common Stock multiplied by the fraction specified in clause (i)(B) of this proviso (determined as of the record date for such distribution) (and such interest in the PCS Group shall be attributed to the WorldCom Group) and, to the extent interest is or dividends are paid on the securities so distributed, the PCS Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the PCS Group deemed held by the WorldCom Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the WorldCom Group in accordance with the definition of "WorldCom Group").

                                      2-54

   The Corporation may also, to the extent a dividend or distribution on the PCS Group Common Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for PCS Group Common Stock, cause such Convertible Securities as are deemed to be held by the WorldCom Group in accordance with the third-to-last sentence of the definition of "WorldCom Group" and clause (ii) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of the definition of "WorldCom Group," in which case such Convertible Securities shall no longer be deemed to be held by the WorldCom Group.

   "PCS Group Disposition Date" has the meaning set forth in ARTICLE SIX,
Section 7.1(a).

   "PCS Group Preferred Stock" means Preferred Stock to the extent attributed to the PCS Group in accordance with ARTICLE SIX, Section 9.

   "PCS Group Subsidiary" has the meaning set forth in ARTICLE SIX, Section
7.2.

   "PCS Per Share Vote" has the meaning set forth in ARTICLE SIX, Section 3.2.

   "PCS Spin Off" means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of PCS Group Common Stock.


   "PCS Spin Off Securities" means stock of a Subsidiary of the Corporation that is distributed to holders of PCS Group Common Stock in a PCS Spin Off.

   "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under applicable law, an unincorporated organization or any Governmental Authority.

   "Preferred Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Publicly Traded" with respect to any security means (a) registered under
Section 12 of the Exchange Act (or any successor provision of law), and (b) listed for trading on the NYSE or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law), that is the successor to either such exchange) or quoted on NASDAQ (or any successor system).

   "Recapitalization" means the reclassification of, among other things, certain outstanding shares of Sprint capital stock to be effected pursuant to the terms set forth in the Restructuring Agreement.

   "Record date" means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights.

   "Redeemable Capital Stock" means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

   "Redemption Date" means the date fixed by the Board of Directors for the redemption of (a) any shares of capital stock of the Corporation pursuant to ARTICLE SIX, Section 2.2 or (b) shares of PCS Group Common Stock as shall be set forth in the notice to holders of shares of PCS Group Common Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock required pursuant to ARTICLE SIX, Section 7.4.

   "Redemption Securities" means any debt or equity securities of the Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to ARTICLE SIX,

                                     2-55

Section 2.2(b), in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), have a Market Price, at the time notice of redemption is given pursuant to ARTICLE SIX, Section 2.2(d), at least equal to the redemption price required to be paid by ARTICLE SIX, Section 2.2(a).

   "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the PCS Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which
(a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Business Group prior to such Disposition.

   "Restructuring Agreement" means the Restructuring and Merger Agreement dated as of May 26, 1998, by and among certain Cable Holders, Sprint and the other parties listed therein, as amended or supplemented from time to time.

   "SEC" means the United States Securities and Exchange Commission.

   "Section 310" means Section 310 of the Communications Act of 1934, as amended.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

   "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Corporation.

   "Series 1 PCS Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Series 2 Common Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Series 2 PCS Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Seventh Series" means the Series 7 Preferred Stock of the Corporation.

   "Seventh Series Initial Conversion Price" means $15.3733.

   "Seventh Series Premium Price", which shall be measured as of the effective date of the redemption referred to in ARTICLE SIX, Section 9.11.5(a), means the greater of (a) 110% of the Seventh Series Liquidation Preference and (b) 110% of the product of (i) the number of shares of PCS Group Common Stock (or other securities) into which a share of Seventh Series is convertible as of such redemption date and (ii) the average of the Closing Prices for the Series 1 PCS Stock (or, if the Seventh Series is then convertible into a different publicly traded security of the Corporation, then the average of the Closing Prices of such publicly traded security) for the 30 consecutive Trading Days ending on the 5th Trading Day prior to such redemption date.

   "Shares" means (a) shares of Corporation Common Stock, Preferred Stock or any other Voting Securities of the Corporation, (b) securities of the Corporation convertible into Voting Securities of the Corporation and (c) options, warrants or other rights to acquire such Voting Securities.

                                      2-56

   "Sprint" means Sprint Corporation, a Kansas corporation, prior to the Effective Time of the Merger.

   "Sprint Articles" means the Amended and Restated Articles of Incorporation of Sprint immediately prior to the Effective Time.

   "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries
(a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests.

   "Third Series" means the Series 3 Junior Participating Preferred Stock of the Corporation.

   "Total Market Capitalization" of any class or series of common stock on any date means the product of (a) the Market Value of one share of such class or series of common stock on such date and (b) the number of shares of such class or series of common stock outstanding on such date.

   "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

   "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens or (b) any conversion or exchange of any security of the Corporation pursuant to a merger or other business combination involving the Corporation.

   "Vote" means, with respect to any entity, the ability to cast a vote at a shareholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote; provided that with respect to the Corporation, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights) with respect to matters other than the election of directors at a meeting of the shareholders of the Corporation.

   "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

   "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of the Corporation, shall include, without limitation, the Corporation Common Stock.

   "WorldCom Group" means, as of any date from and after the Effective Time:

   (a) the interest of the Corporation or any of its Subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its Subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Section 10 to the PCS Group;

   (b) a proportionate undivided interest in each and every business, asset and liability attributed to the PCS Group equal to the WorldCom Group Intergroup Interest Fraction as of such date;

   (c) all properties and assets transferred to the WorldCom Group from the PCS Group (other than pursuant to paragraph (d) or (f) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the WorldCom Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIX;

                                      2-57

   (d) all properties and assets transferred to the WorldCom Group from the PCS Group in connection with a reduction of the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest;

   (e) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside the ordinary course of business and attributed to the WorldCom Group, as determined by the Board of Directors as contemplated by ARTICLE SIX, Section 8.1(a); and

   (f) from and after the payment date of any dividend or other distribution with respect to shares of PCS Group Common Stock (other than a dividend or other distribution payable in shares of PCS Group Common Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable With Respect Of The WorldCom Group Intergroup Interest", or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the PCS Group of the same kind as were paid in such dividend or other distribution with respect to shares of PCS Group Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (i) the Fair Value on such record date of such dividend or distribution to holders of shares of PCS Group Common Stock declared on a per share basis and (ii) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest (determined as of the record date for such dividend or distribution);

provided that from and after any transfer of any assets or properties from the WorldCom Group to the PCS Group, the WorldCom Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the WorldCom Group Intergroup Interest Fraction, as provided by paragraph (b) of this definition).

   If the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Group Common Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIX (other than PCS Group Common Stock), the WorldCom Group shall be deemed to hold an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Group Common Stock on a per share basis multiplied by the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the WorldCom Group shall include, and there shall be transferred thereto out of the PCS Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the WorldCom Group if such securities were outstanding.

   The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of PCS Group Common Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock, treat such Convertible Securities as are so deemed to be held by the WorldCom Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the WorldCom Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such properties or assets shall be attributed to the PCS Group)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the WorldCom Group were so considered converted, exchanged or exercised shall be deemed held by the WorldCom Group (as provided in clause (iii) of paragraph (c) of the definition of "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest") and such Convertible Securities shall no longer be deemed to be held by the WorldCom Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the WorldCom

                                      2-58

Group and the properties or assets, if any, to be attributed to the PCS Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

   "WorldCom Group Common Stock" means the Common Stock and the Series 2 Common Stock.

   "WorldCom Group Intergroup Interest Fraction" as of any date means a fraction the numerator of which is the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest on such date and the denominator of which is the sum of (a) such Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest and (b) the aggregate number of shares of PCS Group Common Stock outstanding on such date. A statement setting forth the WorldCom Group Intergroup Interest Fraction as of the record date for any dividend or distribution on the PCS Group Common Stock, as of the end of each fiscal quarter of the Corporation and as of any date otherwise required under these Articles or by the Board of Directors shall be filed by the Secretary of the Corporation in the records of the Board of Directors not later than fifteen Business Days after such date.

   "WorldCom Group Preferred Stock" means Preferred Stock to the extent attributed to the WorldCom Group in accordance with ARTICLE SIX, Section 9.

                                     Seven

   (a) In addition to the requirements of the provisions of any series of Preferred Stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation); provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors or (ii) all of the following conditions are satisfied:

   (A) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such Business Transaction) by holders of capital stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Stock Price;

   (B) the consideration to be received by holders of capital stock of the Corporation in connection with such Business Transaction is in (1) cash, or (2) if the majority of the shares of any particular class or series of stock of the Corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of Consideration used by the Related Person to acquire the largest number of shares of such class or series of stock;

   (C) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of capital stock of the Corporation or securities convertible into capital stock of the Corporation, except (1) as a part of the transaction which resulted in such Related Person becoming a Related Person or (2) as a result of a pro rata stock dividend or stock split;

   (D) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (1) received the benefit (other than only a proportionate benefit as a shareholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the Corporation or any of its Subsidiaries, (2) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation, or other securities convertible into or

                                      2-59
exercisable for such shares, or (3) caused the Corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the outstanding capital stock of the Corporation entitled to receive dividends, on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person and (4) a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act and such rules and regulations or subsequent provisions).

   (b) For the purpose of this ARTICLE SEVEN:

   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

   "Associate" means (i) any corporation, partnership or other organization of which such specified person is an officer or partner, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person who has the same home as such specified person or who is a director or officer of the Corporation or any of its Subsidiaries, and (iv) any person who is a director, officer or partner of such specified person or of any corporation (other than the Corporation or any wholly-owned Subsidiary of the Corporation), partnership or other entity which is an Affiliate of such specified person.

   "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act as in effect on September 15, 1993; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Corporation having voting power at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such capital stock.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Transaction" means: (i) any merger, share exchange or consolidation involving the Corporation or a Subsidiary of the Corporation;
(ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device of all or any Substantial Part of the assets either of the Corporation or of a Subsidiary of the Corporation; (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the Corporation or a Subsidiary of the Corporation; (iv) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or a Subsidiary of the Corporation of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $15 million or more; (v) any merger, share exchange or consolidation of the Corporation with any of its Subsidiaries or any similar transaction in which the Corporation is not the survivor and the charter or certificate or articles of incorporation of the consolidated or surviving corporation do not contain provisions substantially similar to those in this ARTICLE SEVEN; (vi) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding; (vii) any liquidation, spin-off, split-off, split-up or dissolution of the Corporation; and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

   "Continuing Director" means a director who either was a member of the Board of Directors on September 15, 1993, or who became a director of the Corporation subsequent to such date and whose election or nomination for election by the Corporation's shareholders was Duly Approved by the Continuing Directors then

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on the Board of Directors, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation).

   "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board; provided, however, that if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board of Directors at the time of such unanimous vote.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

   "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.

   "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

   "Highest Stock Purchase Price" means the greatest of the following:

   (i) the highest amount of consideration paid by a Related Person for a share of capital stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher; provided, however, that the Highest Stock Purchase Price calculated under this subsection (i) shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock-split, reverse stock-split or other similar corporate readjustment in the number of outstanding shares of capital stock of the Corporation between the last date upon which such Related Person paid the Highest Stock Purchase Price up to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in ARTICLE SEVEN, Section (a)(ii)(A);

   (ii) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the Announcement Date;

   (iii) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the date that the Related Person becomes a Related Person;

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   (iv) if applicable, the Fair Market Value per share determined pursuant to clause (ii) or (iii) of this definition, whichever is higher, multiplied by the ratio of (1) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Related Person within the two years prior to the Announcement Date, to (2) the Fair Market Value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the two-year period ending on the Announcement Date on which such shares Beneficially Owned by the Related Person were acquired; or

   (v) the amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

   "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under applicable law, an unincorporated organization or any Governmental Authority.

   "Preferred Stock" means each class or series of capital stock which may from time to time be authorized in or by these Articles of Incorporation which is not designated as "Common Stock."

   The phrase "property, securities or other consideration to be received", for the purpose of subparagraph (i) of ARTICLE SEVEN, Section (a)(ii) and in the event of a merger in which the corporation is the surviving corporation, shall include, without limitation, common stock of the Corporation retained by its shareholders (other than such Related Person).

   The term "Related Person" means and includes (i) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote (A) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (B) at the time a resolution approving the Business Transaction was adopted by the Board of Directors or (C) as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the Business Transaction, and (ii) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding any thing in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a more than 90% owned Subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of either the Corporation or any more than 90% owned Subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

   "Substantial Part" means more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

   "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, and considered for the purpose of this ARTICLE SEVEN as one class.

   (c) For the purpose of this ARTICLE SEVEN, so long as Continuing Directors constitute at least two-thirds ( 2/3) of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of (i) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (ii) whether a Person is a Related Person or is an Affiliate or Associate of

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another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (D) of ARTICLE SEVEN, Section (a)(ii), (vii) the fair market value of any consideration to be received in a Business Transaction and (viii) such other matters with respect to which a determination is required under this ARTICLE SEVEN; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this ARTICLE SEVEN.

   (d) Nothing contained in this ARTICLE SEVEN shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

   (e) The fact that any Business Transaction complies with the provisions of Section (a) of this ARTICLE SEVEN shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption of approval to the shareholders of the Corporation.

   (f) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be permitted by law), the provisions of this ARTICLE SEVEN may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock.

                                     Eight

   No director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liability set forth in section 14-2-832 of the GBCC; or (iv) for any transaction from which the director received an improper personal benefit. If the GBCC is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the GBCC, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to the time of such repeal or modification.

                                      Nine

   The Corporation shall indemnify a director against reasonable expenses and liability incurred by him, and shall advance expenses upon receipt from the director of the written affirmation and repayment authorization required by section 14-2-853 of the GBCC, provided, however, that the Corporation shall not indemnify a director for any liability incurred by a director if he failed to act in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, or to have improperly received a personal benefit or, in the case of any criminal proceeding, if he had reasonable cause to believe his conduct was unlawful, or in the case of a proceeding by or in the right of the Corporation, in which he was adjudged liable to the Corporation, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances, in which case the director shall be indemnified for reasonable expenses incurred.

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